UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 15, 2019

001-38515	Evergy, Inc. (a Missouri corporation) 1200 Main Street Kansas City, Missouri 64105 (816) 556-2200	82-2733395
Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.

NOT APPLICABLE

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On March 15, 2019, Evergy, Inc. (“Evergy”) entered into a $1.0 billion unsecured Term Loan Credit Agreement (the “Term Loan Facility”) with Wells Fargo Bank, National Association, as Administrative Agent and the lenders referred to therein. The Term Loan Facility will expire in September 2019. Evergy expects borrowings under the Term Loan Facility to be used for, among other things, working capital and general corporate purposes, including repurchasing shares of Evergy’s common stock.

The Term Loan Facility contains customary covenants, including one that sets the ratio of maximum allowed total indebtedness to total capitalization at 0.65 to 1.00, for Evergy and its subsidiaries on a consolidated basis.

The description above does not purport to be complete and is qualified in its entirety by reference to the provisions in the Term Loan Facility, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated March 15, 2019, by and among Evergy, Inc., Wells Fargo Bank, National Association, as Administrative Agent, and the lenders referred to therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Evergy, Inc.

/s/ Lori A. Wright
Lori A. Wright
Vice President – Corporate Planning, Investor Relations and Treasurer
Date: March 15, 2019